                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Raytel Medical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RAYTEL MEDICAL CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 1999

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of RAYTEL MEDICAL CORPORATION, a Delaware corporation (the "Company"), will be held at the Hyatt Regency Hotel, 1333 Bayshore Highway, Burlingame, California on Thursday, February 25, 1999 at 10:30 a.m. for the following purposes:

     1. To elect one (1) director to Class I of the Board of Directors.

     2. To approve an amendment to the 1990 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares.

     3. To ratify the appointment of Arthur Andersen LLP as the independent accountants of the Company for the fiscal year ending September 30, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on January 11, 1999 shall be entitled to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/ Richard F. Bader
                                          RICHARD F. BADER
                                          Chairman of the Board and
                                          Chief Executive Officer

San Mateo, California
January 25, 1999

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           RAYTEL MEDICAL CORPORATION

                          2755 CAMPUS DRIVE, SUITE 200
                          SAN MATEO, CALIFORNIA 94403

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Raytel Medical Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, February 25, 1999 at 10:30 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Regency Hotel, 1333 Bayshore Highway, Burlingame, California. The Company's principal executive offices are located at 2755 Campus Drive, Suite 200, San Mateo, California. Its telephone number at that address is
(650) 349-0800.

     These proxy solicitation materials were mailed on or about January 25, 1999 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on January 11, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 8,674,141 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

     The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors. Each stockholder is entitled to one vote for each share of stock held by him or her on all matters.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials sent to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. Except as described above, the Company does not currently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The Company's bylaws require advance notice of any stockholder proposals to be brought before a stockholders' meeting. Under the bylaws, in order for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder proposal to be presented at an annual meeting must be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Accordingly, proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than September 27, 1999. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission (the "SEC").

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

CLASSIFIED BOARD

     The Company has a classified Board of Directors consisting of three classes of directors serving staggered three-year terms. The Class I director is Thomas
J. Fogarty, M.D., whose current term will end in 1999; the Class II directors are Gene I. Miller, Joseph T. Sebastianelli, and David E. Wertheimer, M.D., whose current terms will end in 2000; and the Class III directors are Richard F. Bader and Allan Zinberg, whose current terms will end in 2001. There is currently one Class I vacancy on the Board. At each annual meeting of stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

NOMINEES

     The term of the Class I director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to the Board as a Class I director at the meeting. Management's nominee for election to this position is the current Class I director, Thomas J. Fogarty, M.D. If elected, the nominee will serve as a director until the Company's annual meeting of stockholders in 2002, or until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if an additional vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate. Management does not currently intend to designate any nominee to fill the current vacancy prior to the upcoming annual meeting.

     If a quorum is present and voting, the nominee receiving the highest number of votes will be elected as a Class I director. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEE NAMED IN THIS PROPOSAL.

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

             NAME                AGE                         POSITION
             ----                ---                         --------
Richard F. Bader...............  61     Chairman of the Board of Directors and
                                        Chief Executive Officer
Allan Zinberg..................  57     President, Chief Operating Officer and Director
E. Payson Smith, Jr............  50     Senior Vice President and Chief Financial Officer
                                        Senior Vice President and Executive Medical
F. David Rollo, M.D............  59     Director
                                        Senior Vice President -- Heart Center Development
David E. Wertheimer, M.D.......  43     and Director
Swapan Sen.....................  46     Senior Vice President -- General Manager,
                                        Medical Facility Operations
Michael O. Kokesh..............  48     Vice President, General Counsel and Secretary
John F. Lawler, Jr.............  52     Vice President -- Corporate Controller
Thomas J. Fogarty, M.D.........  64     Director
Joseph T. Sebastianelli........  53     Director
Gene I. Miller.................  57     Director

     Richard F. Bader was a founder of the Company in 1981 and has served as its Chief Executive Officer and as a director since its inception and as Chairman of the Company's Board of Directors since April 1986. Mr. Bader also served as President of the Company from its inception to May 1988 and again from May 1989 to December 1991, and as Chief Financial Officer from February 1990 to December 1991. Prior to founding the Company, Mr. Bader was employed as President and Chief Executive Officer of Compression Labs, Inc., a developer of video teleconferencing equipment and digital signal compression technology, from 1977 to 1981, and of Integrated Microsystems, a manufacturer of semiconductor microsystems, from 1969 to 1975.

     Allan Zinberg has been President and Chief Operating Officer of the Company since December 1991. Mr. Zinberg joined the Company as President of the Company's Cardiac Datacorp, Inc. subsidiary ("CDI") in February 1990, when CDI was acquired by the Company, and has also served as a director of the Company since that time. From June 1974 to February 1990, Mr. Zinberg was employed by CDI, where he served as a senior executive from June 1979 to February 1990.

     E. Payson Smith, Jr. has been Senior Vice President and Chief Financial Officer of the Company since December 1991 and was a director from February 1990 to February 1993. From June 1986 through December 1991, Mr. Smith served as Senior Vice President of Corporate Finance of Van Kasper & Company, an investment banking firm.

     F. David Rollo, M.D. has been Senior Vice President and Executive Medical Director of the Company since June 1996 and was a director of the Company from March 1993 to July 1998. Dr. Rollo served as Senior Vice President-Medical Affairs of HCIA, a healthcare information company, from April 1995 to June 1996. Dr. Rollo served as President and Chief Executive Officer of Metricor, a healthcare consulting company, from October 1992 to April 1995, when it was acquired by HCIA. From September 1980 to October 1992, Dr. Rollo served as Senior Vice President-Medical Affairs of Humana, Inc., a hospital management company. Dr. Rollo is a director of ADAC Laboratories, Inc.

     Swapan Sen has been a Senior Vice President of the Company since December 1997 and a Vice President of the Company since February 1990, when he joined the Company following the CDI acquisition. Since the Company's acquisition of Cardiovascular Ventures, Inc. ("CVI") in August 1997, Mr. Sen has had primary responsibilities for the day- to-day operations of the Company's cardiovascular diagnostic facilities, and continues to have primary responsibility for the day-to-day operations of the Company's imaging centers. From February 1990 to December 1991, he managed the three imaging centers associated with the CDI acquisition. From December 1985 to February 1990, Mr. Sen served in the same capacity with CDI.

     David E. Wertheimer, M.D. has been a Senior Vice President and a director of the Company since August 1997, when he joined the Company following the CVI acquisition. Dr. Wertheimer founded CVI in

1991, where he served as the Chairman of the Board and a director until its acquisition by the Company in August 1997. Dr. Wertheimer serves as the President of and is a practicing cardiologist with the Heart Institute of Port St. Lucie, Inc., a multi-specialty physician practice, and its predecessor practice, which he founded in 1984. Dr. Wertheimer is a Fellow of the American College of Cardiology, the American College of Physicians, and the Society for Cardiac Angiography and Intervention. Dr. Wertheimer currently serves as the chairman of the Medical Advisory Committee of the Department of Health for the State of Florida, a post that he has held since 1996.

     Michael O. Kokesh has been General Counsel and Secretary of the Company since March 1996 and a Vice President since December 1996. Mr. Kokesh was a co-founder of National Reproductive Medical Centers, Inc., where he served as a director from November 1991 to June 1993 and served as Vice President, General Counsel, and Secretary from November 1991 until March 1996. From May 1989 to November 1991, Mr. Kokesh was a partner with Bronson, Bronson & McKinnon, a general practice law firm where he specialized in healthcare law, emphasizing transactional, corporate and securities matters.

     John F. Lawler, Jr. has served as Vice President-Corporate Controller of the Company since March 1993. Mr. Lawler served as Corporate Controller of Zygo Corp., a manufacturer of measuring equipment and optical components, from September 1983 to March 1993. Prior to September 1983, he served with Raymond Industries, Inc., a diversified manufacturing company, and KPMG Peat Marwick.

     Thomas J. Fogarty, M.D. has been a director of the Company since November 1982. Dr. Fogarty is a cardiovascular surgeon and has served as Professor of Surgery at Stanford University Medical School since July 1993. Dr. Fogarty practiced with Pacific Coast Cardiac and Vascular Systems from 1971 to July 1993. Dr. Fogarty is also the founder and President of Fogarty Engineering, Inc., and Thomas Fogarty Winery and Vineyards. Dr. Fogarty has authored 85 patents in the field of catheter and cardiovascular instrumentation. Dr. Fogarty is also a director of Cardiac Pathways, Inc., CardioThoracic Systems, Inc., General Surgical Innovations, Inc., and several privately-held companies. In addition, he is general partner of a venture capital fund focused on the development of advanced cardiac care products.

     Joseph T. Sebastianelli has been a director of the Company since July 1998. Mr. Sebastianelli has maintained an independent consulting practice since June 1997, when he resigned as President and as a member of the Board of Directors of Aetna, Inc. Mr. Sebastianelli joined Aetna, Inc. in July 1996 when it merged with U.S. Healthcare, Inc. Mr. Sebastianelli held various positions with U.S. Healthcare, Inc., from 1994 to July 1996. He was Co-President of U.S. Healthcare at the time of its merger with Aetna. Prior to joining U.S. Healthcare, Mr. Sebastianelli had practiced law in the Mid-Atlantic region for 23 years, including serving as Senior Principal from 1984 to 1993 in the firm of Sebastianelli Law Associates, specializing in healthcare and managed care law.

     Gene I. Miller has been a director of the Company since February 1989. Mr. Miller has been a general partner of Peregrine Ventures funds, a venture capital firm, since its inception in 1981. Mr. Miller is also a director of Somatogen, Inc., a developer and manufacturer of human blood substitutes, and Digital Transmission Systems, Inc., a manufacturer of telecommunications equipment, and serves on the boards of several privately-held companies.

     There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four regular meetings and one special meeting during the fiscal year ended September 30, 1998. The Board of Directors has a Compensation Committee, an Audit Committee, an Employee Stock Option Committee, and a Nominating Committee. During the fiscal year ended September 30, 1998, no incumbent director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

     The Compensation Committee, which consists of Dr. Fogarty and Mr. Miller, is responsible for reviewing the performance of the officers of the Company and making recommendations to the Board concerning salaries and incentive compensation for such officers. The Compensation Committee held one meeting during the fiscal year ended September 30, 1998.

     The Audit Committee, which consists of Mr. Miller, is responsible for reviewing the Company's financial statements and significant audit and accounting practices with the Company's independent auditors and making recommendations to the Board of Directors with respect thereto. The Audit Committee held one meeting during the fiscal year ended September 30, 1998.

     The Employee Stock Option committee, which consists of Messrs. Bader and Zinberg, is authorized to grant stock options under the Company's 1990 Stock Option Plan to employees of the Company who are not executive officers. The Employee Stock Option Committee held one meeting during the fiscal year ended September 30, 1998.

     The Nominating Committee, which consists of Messrs. Bader and Miller, was formed for purposes of identifying and evaluating the qualifications of all candidates for election to the Board of Directors. The Nominating Committee will consider nominations recommended by stockholders. Stockholders wishing to submit nominations must notify the Company of their intent to do so (and provide the Company with certain information set forth in the Company's bylaws, a copy of which may be obtained from the Company) on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by the Company.

DIRECTOR COMPENSATION

     Non-employee directors are entitled to a fee of $1,500 for each Board meeting they attend. In June 1994, the Company's non-employee directors were granted stock options pursuant to the Company's 1990 Stock Option Plan in connection with their service on the Board of Directors. The options are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price at the time the optionee ceases to serve on the Board of Directors. Such shares vest, and the Company's repurchase right terminates, in annual installments of 25%, subject to the optionee's continuous service and subject to adjustment at each scheduled vesting date by multiplying the number of shares scheduled for vesting by a fraction, the numerator of which is the number of meetings of the Board of Directors attended by the optionee during the preceding 12-month period and the denominator of which is all such meetings held during such period.

     In addition, the Company's 1995 Outside Directors Stock Option Plan (the "Directors Plan") provides for formula-based grants of options to non-employee directors. The Directors Plan provides that each non-employee director of the Company shall be granted a nonstatutory stock option to purchase 6,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date immediately following each annual stockholders' meeting, each non-employee director who is reelected at the meeting to an additional term shall be granted an additional option to purchase 6,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors Plan provides that each option shall become exercisable in installments as to one-third of the total number of shares subject to the option on each of the first, second and third anniversaries of the date of grant, subject to the director's continuous service and subject to adjustment at each scheduled vesting date by multiplying the number of shares eligible for vesting by a fraction, the numerator of which is the number of meetings of the Board of Directors attended by the director during the preceding 12-month period and the denominator of which is all such meetings held during such period. Shares which do not vest on a scheduled vesting date as a result of such an adjustment will vest instead, without further adjustment, on the fifth anniversary of the date of grant. The exercise price per share of all options granted under the Directors Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant. Options granted under the Directors Plan have a term of ten years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company relating to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the tables set forth under "Executive Compensation," (iii) each director and (iv) all executive officers and directors as a group, as of December 31, 1998:

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY
                      NAME AND ADDRESS                          OWNED(1)      PERCENT(1)
                      ----------------                        ------------    ----------
State of Wisconsin Investment Board.........................   1,163,239         13.4%
  P.O. Box 7842
  Madison, WI 53707
Heartland Advisers..........................................     982,000         11.3%
  790 N. Milwaukee Street
  Milwaukee, WI 53202
Wellington Management Company LLP...........................     885,400         10.2%
  75 State Street, 19th Floor
  Boston, MA 02109
Prudential Investment Corporation...........................     882,600         10.2%
  751 Broad Street
  Newark, NJ 07102
Richard F. Bader(2).........................................     566,767          6.4%
  c/o Raytel Medical Corporation
  2755 Campus Drive, Suite 200
  San Mateo, CA 94403
Thomas J. Fogarty, M.D.(3)..................................     231,129          2.7%
David E. Wertheimer, M.D.(4)................................     182,874          2.1%
Allan Zinberg(5)............................................     108,077          1.2%
Gene I. Miller(6)...........................................      50,994            *
F. David Rollo, M.D.(7).....................................      29,751            *
Swapan Sen(8)...............................................      25,311            *
All executive officers and directors as a group (11
  persons)(9)...............................................   1,270,022         14.2%

---------------
 *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days after December 31, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. In general, options granted under the Company's 1983 Stock Option Plan and its 1990 Stock Option Plan are fully exercisable from the date of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of termination of the optionee's employment. Options (or shares issued upon exercise thereof) vest over a period of two to four years from the date of grant. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 146,522 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1998.

(3) Includes 161,935 shares held by the Lincoln Trust Company, Custodian FBO Thomas J. Fogarty IRA Rollover Account, and 65,194 shares held by the Fogarty Family Revocable Trust dated September 14, 1971, as amended and restated February 14, 1991. Also includes 4,000 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1998.

(4) Includes 4,100 shares held by his minor children, as to which Dr. Wertheimer disclaims beneficial ownership.

(5) Includes 12,383 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1998.

(6) Includes 40,469 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1998.

(7) Includes 11,250 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1998.

(8) Includes 20,311 shares issuable upon exercise of stock options that are currently exercisable and will be fully vested within 60 days after December 31, 1998.

(9) Includes 267,472 shares issuable upon exercise of stock options that are currently exercisable, of which 267,472 shares will be fully vested within 60 days after December 31, 1998.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation received for services rendered to the Company during each of the fiscal years ended September 30, 1998, 1997 and 1996 by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                            ANNUAL COMPENSATION(1)    ---------------
                                  FISCAL    ----------------------    OPTIONS GRANTED     ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR      SALARY        BONUS         (SHARES)        COMPENSATION
  ---------------------------     ------    ---------    ---------    ---------------    ------------
Richard F. Bader................   1998     $281,973     $150,000              --          $10,588(2)
  Chairman of the Board of         1997     $281,973     $179,000         300,000          $ 9,944(3)
  Directors and Chief              1996     $282,754     $130,000              --          $ 9,989(4)
  Executive Officer
Allan Zinberg...................   1998     $281,973     $150,000              --          $ 9,720(2)
  President and Chief              1997     $281,973     $135,000         100,000          $ 9,944(3)
  Operating Officer                1996     $281,480     $100,000              --          $ 9,254(4)
David E. Wertheimer, M.D.(5)....   1998     $300,000           --          75,000          $    43(2)
  Senior Vice President -- Heart   1997     $ 37,500           --              --               --
  Center Development               1996           --           --              --               --
F. David Rollo, M.D.............   1998     $250,120           --              --          $10,849(2)
  Senior Vice President and        1997     $250,120     $ 37,000          87,000          $ 2,284(3)
  Executive Medical Director       1996     $225,000           --              --          $ 9,989(4)
Swapan Sen......................   1998     $167,797     $100,000          40,000          $10,440(2)
  Senior Vice President-General    1997     $163,324     $ 85,000              --          $10,172(3)
  Manager, Medical Facility        1996     $143,133     $ 50,000          21,000          $ 9,975(4)
  Operations

---------------
(1) Includes amounts (if any) deferred under the Company's 401(k) Plan and its Executive Deferred Compensation Plan.

(2) Consists of matching contributions by the Company under the 401(k) Plan, contributions by the Company to the Pension Plan and life insurance premiums paid by the Company for the benefit of the Named Executive Officer. These amounts accrue on a calendar year basis. The reported amounts represent the amounts estimated by the Company to have accrued during the fiscal year. The amounts representing 401(k) Plan contributions for fiscal year 1998 are $2,500 for Mr. Bader, $1,632 for Mr. Zinberg, $2,352 for Mr. Sen, and $2,951 for Dr. Rollo and 0 for Dr. Wertheimer. The amounts representing Pension Plan contributions for the fiscal year 19987 are $7,638 for Messrs. Bader, Zinberg, Sen, and Rollo, and $-0- for Dr. Wertheimer. The amounts representing life insurance premiums are $450 for Messrs. Bader, Zinberg, and Sen, $360 for Dr. Rollo, and $43 for Dr. Wertheimer.

(3) Consists of matching contributions by the Company under the 401(k) Plan, contributions by the Company to the Pension Plan and life insurance premiums paid by the Company for the benefit of the Named Executive Officer. These amounts accrue on a calendar year basis. The reported amounts represent the amounts estimated by the Company to have accrued during the fiscal year. The amounts representing 401(k) Plan contributions for fiscal year 1997 are $2,375 for Mr. Bader, $2,375 for Mr. Zinberg, $2,603 for Mr. Sen, $1,924 for Dr. Rollo, and $0 for Dr. Wertheimer. The amounts representing Pension Plan contributions for the fiscal year 1997 are $7,119 for Mr. Bader, $7,119 for Mr. Zinberg, and $7,119 for Mr. Sen, $0 for Dr. Rollo and $0 for Dr. Wertheimer. The amounts representing life insurance premiums for fiscal year 1997 are $450 for Mr. Bader, $450 for Mr. Zinberg, $450 for Mr. Sen, $360 Dr. Rollo, and $0 for Dr. Wertheimer.

(4) Consists of matching contributions by the Company under the 401(k) Plan, contributions by the Company to the Pension Plan and life insurance premiums paid by the Company for the benefit of the Named Executive Officer. These amounts accrue on a calendar year basis. The reported amounts represent the amounts estimated by the Company to have accrued during the fiscal year. The amounts representing 401(k) Plan contributions for the fiscal year 1996 are $2,375 for Mr. Bader, $1,640 for Mr. Zinberg, $2,489 for Mr. Sen, $0 for Dr. Rollo, and $0 for Dr. Wertheimer. The amounts representing Pension Plan contributions for the fiscal year 1996 are $7,164 for Mr. Bader, $7,164 for Mr. Zinberg, $7,036 for Mr. Sen, $0 for Dr. Rollo, and $0 for Dr. Wertheimer. The amounts representing life insurance premiums for fiscal year 1996 are $450 for Messrs. Bader, Zinberg, and Sen, $0 for Dr. Rollo, and $0 for Dr. Wertheimer. The amount for Dr. Rollo represents moving expenses included in compensation during the fiscal year.

(5) Dr. Wertheimer joined the Company in August 1997 with the acquisition of CVI.

STOCK OPTION GRANTS

     The following table sets forth information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended September 30, 1998 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                              -----------------------------------------------------            VALUE
                              NUMBER OF        % OF TOTAL                               AT ASSUMED RATES OF
                                SHARES          OPTIONS                               STOCK PRICE APPRECIATION
                              UNDERLYING       GRANTED TO    EXERCISE                    FOR OPTION TERM(1)
                               OPTIONS        EMPLOYEES IN   PRICE PER   EXPIRATION   ------------------------
            NAME               GRANTED        FISCAL 1998    SHARE(2)       DATE          5%           10%
            ----              ----------      ------------   ---------   ----------   ----------    ----------
Richard F. Bader............        --             N/A           N/A           N/A          N/A           N/A
Allan Zinberg...............        --             N/A           N/A           N/A          N/A           N/A
David E. Wertheimer, M.D....    75,000(3)(4)     48.78%       $5.625      08/07/08     $265,315      $672,360
F. David Rollo, M.D.........        --             N/A           N/A           N/A          N/A           N/A
Swapan Sen..................    40,000(5)        26.02        $ 7.50      04/06/08     $188,668      $478,123

---------------
(1) Potential realizable values are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercise are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

(2) All options were granted at the fair market value of the Common Stock on the date of grant, based on the closing price of the Company's Common Stock on the Nasdaq National Market.

(3) The options were granted on August 7, 1998 in replacement of previously outstanding options. On such date, as a result of a decline in the market price of the Company's Common Stock, the Employee Stock Option Committee and the Compensation Committee determined that it was in the best interest of the Company to offer current option holders the opportunity to exchange outstanding options with an exercise price above the then-current market price ($5.625) for options with an exercise price equal to such market price. Each new option vests at the same rate as the option it replaced, and with the vesting of each new option to commence on August 7, 1999. Of the Named Executive Officers, only Dr. Wertheimer participated in the exchange.

(4) The options vest and become exercisable at the rate of 1/4 on August 7, 1999 and annually thereafter through August 7, 2002.

(5) The options vest and become exercisable at the rate of 1/4 on April 6, 1999 and annually thereafter through April 6, 2002.

OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table sets forth information concerning the exercise of stock options during the fiscal year ended September 30, 1998 and the stock options held as of September 30, 1998 by the Named Executive Officers.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                        NUMBER                          NUMBER OF SHARES               VALUE OF UNEXERCISED
                       OF SHARES                     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                       ACQUIRED                  OPTIONS AT SEPTEMBER 30, 1998        SEPTEMBER 30, 1998(2)
                         UPON         VALUE      ------------------------------   ------------------------------
        NAME           EXERCISE    REALIZED(1)   EXERCISABLE(3)   UNEXERCISABLE   EXERCISABLE(3)   UNEXERCISABLE
        ----           ---------   -----------   --------------   -------------   --------------   -------------
Richard F. Bader.....       --            --        271,522          150,000         $161,854            --
Allan Zinberg........       --            --         54,049           50,001               --            --
David E. Wertheimer,
  M.D. ..............       --            --             --           75,000               --            --
F. David Rollo,
  M.D. ..............    5,031       $52,574         47,500           45,500               --            --
Swapan Sen...........       --            --         33,436           46,563         $ 40,671            --

---------------
(1) "Value Realized" represents the fair market value of the Common Stock on the exercise date minus the aggregate exercise price of such options. For purposes of this calculation, the fair market value of the Common Stock is based on the closing price for the Common Stock, as quoted on the Nasdaq National Market.

(2) Based on the closing price of $4.5625 for the Common Stock as quoted on the Nasdaq National Market on September 30, 1998, less the exercise price.

(3) Options granted prior to October 1, 1995, are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Options (or shares issued upon exercise thereof) vest over periods of two to four years from the date of grant.

TEN YEAR OPTION REPRICINGS

     The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since December 1, 1995, the date of the Company's initial public offering.

                           TEN YEAR OPTION REPRICINGS

                                                                                                            LENGTH OF
                                                     NUMBER OF                                               ORIGINAL
                                                    SECURITIES       MARKET        EXERCISE                    TERM
                                                    UNDERLYING      PRICE OF       PRICE AT                 REMAINING
                                                      OPTIONS       STOCK AT       TIME OF        NEW       AT DATE OF
                                                    REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
           NAME AND POSITION               DATE       AMENDED      AMENDMENT      AMENDMENT      PRICE      AMENDMENT
           -----------------             --------   -----------   ------------   ------------   --------   ------------
Richard F. Bader.......................  05/05/97     300,000        $8.50         $11.50        $8.50      9 years
  Chairman of the Board of Directors                                                                        71 days
  And Chief Executive Officer
Allan Zinberg..........................  05/05/97     100,000        $8.50         $11.50        $8.50      9 years
  President and                                                                                             71 days
  Chief Operating Officer
E. Payson Smith, Jr....................  05/05/97      35,000        $8.50         $11.50        $8.50      9 years
  Senior Vice President and                                                                                 71 days
  Chief Financial Officer
F. David Rollo, M.D....................  05/05/97      87,000        $8.50         $11.875       $8.50      9 years
  Senior Vice President and                                                                                 26 days
  Executive Medical Director
David E. Wertheimer, M.D...............  08/07/98      75,000         5.625        $12.125       $5.625     9 years
  Senior Vice President -- Development                                                                      21 days

EMPLOYMENT AGREEMENTS

     Messrs. Bader, Zinberg, and Sen and Dr. Rollo have each entered into an employment agreement with the Company that entitles each to receive a base annual salary and such bonus as may be authorized from time to time by the Board of Directors. The agreements for Messrs. Bader and Zinberg originally had a term of two years, expiring in September 1997, and provide that at the end of each year, beginning in September 1996, the term is automatically extended for an additional year, unless either the officer or the Company elects not to renew the agreement. Mr. Sen's agreement had an original term of two years, expiring February 28, 2000, and provides that at the end of each year, beginning in February 1999, the term is automatically extended for an additional year, unless either party elects not to renew the agreement. Dr. Rollo's agreement had an original term of one year, expiring February 28, 1999, and provides that at the end of each year, beginning in February 1999, the term is automatically extended for an additional year, unless either party elects not to renew the agreement. Each of the agreements requires the officer to devote his full time and attention to the affairs of the Company. If the Company terminates the employment of Messrs. Bader, Zinberg, or Sen other than for cause (or if the officer voluntarily terminates his employment following certain specified actions by the Company), the officer will be entitled to receive severance payments equal to his then current base salary for a period of 24 months following the date of termination. If the Company terminates the employment of Dr. Rollo other than for cause (or if Dr. Rollo voluntarily terminates his employment following certain specified actions by the Company), Dr. Rollo will be entitled to receive severance payments equal to his then current base salary for a period of 12 months following the date of termination. The current annual base salaries of Messrs. Bader, Zinberg, Sen and Dr. Rollo are $281,973, $281,973, $167,797 and $250,120, respectively.

     As a result of the CVI acquisition in August 1997, the Company, through a subsidiary of CVI, has become subject to an employment agreement with David E. Wertheimer, M.D., that entitles him to receive a base salary and such bonus as may be authorized from time to time by the Board of Directors. The agreement has a term of ten years, expiring on December 31, 2006. The agreement requires that Dr. Wertheimer devote his full time and attention to the affairs of the Company, both in his capacity as a physician and as a member of executive management. The agreement may be terminated only for cause. In addition, the agreement provides that upon termination other than upon expiration of the regular term, the employee is prohibited from engaging in the practice of medicine within a ten-mile radius of his then current principal place of practice.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the healthcare industry, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, a management incentive plan, an executive deferred compensation plan and stock options to meet these goals.

COMPENSATION COMMITTEE

     The Compensation Committee is composed of two non-management members of the Board of Directors, Thomas J. Fogarty, M.D., and Gene I. Miller. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including cash compensation and grants of stock options. The Committee reviews compensation levels of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock option awards to the full Board of Directors.

FORMS OF COMPENSATION

     The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay, and participation in benefit plans generally available to other employees. In setting total compensation, the Committee considers individual and Company performance, from time to time, and data gathered from the public filings of other public companies. The market data consist primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of the companies considered by the Committee to be peer companies in the Company's industry.

     Base Salary. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions among individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company.

     Generally, salary adjustments are made for each executive officer at the end of each fiscal year. The size of the annual salary adjustments for each executive officer is primarily based on the Committee's determination that the officer has met or exceeded his or her individual goals. These individual goals are determined in consultation with management, subject to review and approval by the Board of Directors, and generally relate to strategic goals within the responsibility of the executive officer. The Chief Executive Officer's goals also include the Company's financial performance, measured primarily by the achievement of predetermined revenue and expense objectives and maintenance of adequate cash reserves.

     Executive Bonuses. The Company seeks to provide additional incentives and rewards to executives who make valuable contributions to the Company. Accordingly, the Compensation Committee awards annual bonuses, which can comprise a substantial portion of the total compensation of each executive officer. At the beginning of each fiscal year, the Board establishes a suggested budget for bonuses that may be earned during such fiscal year by executive officers and other employees. Following the end of the fiscal year, the Compensation Committee determines the amount of the cash bonus to be awarded to each executive officer. Awards are based upon such factors as the Compensation Committee may consider relevant in any particular year, including the Company's attainment of certain goals for revenue growth and profitability, as well as the

Compensation Committee's evaluation of each executive officer's individual contribution to the attainment of such goals.

     Long-term Incentives. Longer term incentives are provided through the 1990 Stock Option Plan, which rewards executives and other employees through the growth in value of the Company's stock. The committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders.

     Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at the market price on the date of grant and will provide value to the executive officers only when the price of the Company's Common Stock increases over the exercise price.

     In August 1998, the Committee considered the options held by executive officers and employees and the fact that significant portions of the outstanding options had exercise prices well above the recent historical trading prices for the Company's Common Stock. The Committee reviewed the grants of options made to employees and executive officers and to determine if the option grants continued to provide long-term equity incentive to improve the Company's performance and stock holder value.

     Based upon the recommendation of Messrs. Bader and Zinberg, the Committee approved an offer to all employees and executive officers, with the exception of those whose options were repriced at the August 6, 1998 meeting of the Board of Directors, to exchange outstanding options with an exercise price equal to the current fair market value as of October 15, 1998, with vesting commencing on the date of the exchange. Accordingly, optionees who participate in the exchange received a lower exercise price but gave up any accrued vesting on their exchanged options. See further discussion under "Repricing of Stock Options Following the End of Fiscal 1998" on page 15, herein below.

     Other Benefit Plans. Executive officers may participate in several benefit plans, including the Company's Pension Plan, 401(k) Plan and Executive Deferred Compensation Plan, a nonqualified deferred compensation plan. The Company makes matching contributions to the 401(k) Plan equal to 25% of the amount contributed by each employee.

FISCAL 1998 COMPENSATION

     Bonuses paid after the end of fiscal 1998 were based upon the Company's operating results in fiscal 1998 and each executive's contribution to these operating results. The Company posted income from operations for fiscal 1998 of $9,962,000 which was approximately 6.2% lower than the Company's previous record of $10,622,000 earned in fiscal 1997, which excludes an extraordinary item of $2,510,000 in income from the favorable administrative decision related to a dispute with a New York Medicare carrier.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base compensation payable to Richard F. Bader, the Company's Chairman and Chief Executive Officer, is determined by the employment agreement described above under "Employment Agreements." The incentive compensation and bonus are determined by the Compensation Committee based on the financial objectives set by the Compensation Committee for that fiscal year. The financial objectives include but are not limited to the increase from one fiscal year to the next in net revenues, net earnings and shareholder value and based upon a survey of compensation paid to the chief executive officers of comparably sized companies in the same industry as the Company. Based on these financial results, the Compensation Committee awarded Mr. Bader a bonus equal to approximately 53% of his 1998 base salary.

     For specific information regarding compensation earned in fiscal 1998 by certain executive officers, see "Executive Compensation -- Summary Compensation Table."

                                          THE COMPENSATION COMMITTEE

                                          Thomas J. Fogarty, M.D.
                                          Gene I. Miller

             REPORT OF THE EMPLOYEE STOCK OPTION COMMITTEE AND THE
                 COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

     In August 1998, the Employee Stock Option Committee and the Executive Compensation Committee (the "Committees") reviewed the options held by the Company's executive officers and employees and considered the fact that the decline in the price of the Common Stock of the Company resulted in a substantial number of stock options granted pursuant to the 1990 Stock Option Plan having exercise prices well above the recent trading prices for the Common Stock. The Committees were advised by management that management believed that the Company's total compensation package for employees, which included options with exercise prices well above the current trading price of the Company's shares, was noncompetitive and would result in key personnel turn-over as well as defeating the purpose of the options as an incentive to improve shareholder value. The Committees also considered that the recent decline in the Company's share price would result in inequities between employees holding higher-priced options and recent hires who had been granted options with exercise prices set at the lower current trading price of the Company's shares. The Committees were advised by management that management believed that key employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other companies in the same geographic location. This is because options granted to new hires at other companies would likely be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

     The Committees believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial and marketing personnel and the loss of key employees could have significant adverse impact on the Company's business. The Committees also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's Common Stock and that employee morale would suffer as a consequence. The Committees concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committees considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committees recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committees also recognized that the new options could require completion of an extension of the options vesting schedule for up to three months providing optionees participating in the exchange with an added incentive to remain with the Company.

     Accordingly, on August 6, 1998, the Committees approved an offer to specific employees of the Company with options with an exercise price equal to or greater than $12.00 per share, including executive officers (whom the Compensation Committee considered separately), to exchange outstanding options with exercise prices above the then-current trading price for options with an exercise price equal to the then-current trading price, subject to the condition that any participating employee agree to cancel any stock option held by him or her, and with the vesting of each new option to commence on August 7, 1998. All exchanged options will terminate no later than 10 years from the date when the exchange was approved by the two Committees. The offer to exchange options was effective August 7, 1998. In response to the offer, options for 88,500 shares, with exercise prices ranging from $12.00 to $12.125, were exchanged for options for an equal number of shares at an exercise price of $5.625, the closing price of the Company's stock on August 7, 1998, the date of the approval of the repricing by both Committees.

REPRICING OF STOCK OPTIONS FOLLOWING THE END OF FISCAL 1998

     In October 1998, the Compensation Committee separately considered the options held by the Company's executive officers and employees and the fact that, despite improved revenue, a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Option Plan having exercise prices well above the recent historical trading prices for the Common Stock. Considering these factors and the factors described above, particularly the dilutive effect of granting new options selectively to current key employees at fair market value, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by granting replacement stock options under the Option Plan for those options with exercise prices above recent trading prices, with restarted vesting and exercise prices equal to $3.625, the closing sale price of the Company's Common Stock preceding the Committee's approval of the repricing. The replacement options are subject to termination if the optionee fails to agree within a reasonable period to the cancellation of the old options to be replaced.

     Accordingly, in October 1998, the Compensation Committee approved an offer to all employees of the Company, including executive officers whom the Compensation Committee considered separately, to exchange outstanding options with exercise prices above the then current trading price for options with an exercise price of $3.625 per share subject to the condition that any participating employee agree to cancel any stock option held by him or her, and with the vesting of each new option to commence on October 15, 1998. The Compensation Committee approved new vesting for the replacement options as follows: Replacement options shall have a new vesting schedule commencing October 15, 1998. All replacement options will terminate no later than ten (10) years from the date of grant. Accordingly, optionees who participated in the exchange received a lower exercise price in exchange for forfeiting vesting under their old options. The offer to exchange options was completed in October 1998; in total, options for 628,950 shares, with an exercise prices of $7.50 per share to $10.00 per share may be exchanged for options for an equal number of shares at an exercise price of $3.625 per share, the closing price of the Company's Common Stock on October 15, 1998, the date selected by the Compensation Committee.

THE EMPLOYEE STOCK OPTION COMMITTEE            THE COMPENSATION COMMITTEE
Richard F. Bader                               Thomas J. Fogarty, M.D.
Allan Zinberg                                  Gene I. Miller

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return at September 30, 1998 (assuming reinvestment of dividends) on $100 invested, alternatively in the Company's Common Stock, the Nasdaq Stock Market -- US Index, and the Nasdaq Health Services Index on December 1, 1995, the date of the Company's initial public offering.

                COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN*
 AMONG RAYTEL MEDICAL CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
                          NASDAQ HEALTH SERVICES INDEX
[GRAPH]

                                                    S & P TECHNOLOGY
                                                         SECTOR                     S & P 500                 SYNOPSIS INC.
                                                    ----------------                ---------                 -------------
12/1/95                                                    100                         100                         100
Dec-95                                                     106                         100                         104
Mar-96                                                     125                         105                         109
Jun-96                                                     159                         113                         118
Sep-96                                                     169                         117                         118
Dec-96                                                     138                         123                         104
Mar-97                                                     131                         116                          97
Jun-97                                                     144                         137                         109
Sep-97                                                     181                         161                         118
Dec-97                                                     145                         151                         106
Mar-98                                                      99                         176                         116
Jun-98                                                      69                         181                         106
Sep-98                                                      57                         164                          80

---------------
 * $100 INVESTED ON 12/01/95 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING SEPTEMBER 30.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports received by it, or written representations from reporting persons that all required reports were filed, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners during fiscal 1998 were complied with, except that one late report was filed with respect to a transaction by Allan Zinberg.

                              CERTAIN TRANSACTIONS

     The Company, through the Heart Institute of Port St. Lucie ("HIPSL"), a subsidiary of CVI, is a party to a real estate lease agreement with 1700 S.E. Hillmoor Drive, Inc., a Florida corporation in which David E. Wertheimer, Senior Vice President-Development and a director of the Company, is a minority shareholder. The lease is for an office condominium consisting of approximately 22,500 square feet in a medical office building. The lease commenced January 1, 1997 and has a ten-year term, with a single option to renew for an additional ten-year term on the same terms and conditions. Pursuant to the terms of the lease, HIPSL is obligated to pay $349,411.68 per year in rent, payable in equal monthly installments on the first day of each month. The rent is adjustable beginning in 2002 based on the change, if any, in the interest rate on the loan secured by the real property. HIPSL is also responsible for all real estate taxes on the tenant improvements and personal property located on the premises, as well as all operating costs, such as utilities, heating, ventilation and air conditioning and all condominium association fees.

     Through an affiliated medical group, the Company and Granada Hills Community Hospital have entered into an agreement for the Company to be the exclusive provider of cardiac surgery services at the hospital and to manage the hospital's cardiovascular surgery program. The Company has also entered into an agreement with a leading cardiothoracic surgeon to provide the cardiac surgery services at the hospital. The initial term of both agreements is nine years. The affiliated medical group is owned by F. David Rollo, M.D., who serves as the Company's Senior Vice President and Executive Medical Director. The Company, through a subsidiary, provides management services to the affiliated medical group through a management services agreement. Dr. Rollo has also entered into a succession agreement which permits the Company to appoint the successor shareholder of the affiliated medical group in the event Dr. Rollo is no longer employed by the Company.

     Through an affiliated medical group, the Company has entered into a professional services arrangement with an independent medical group to provide radiology services at one of the diagnostic imaging centers owned and managed by the Company. The affiliated medical group is owned by David E. Wertheimer, M.D., who serves as the Company's Senior Vice President-Heart Center Development and as a member of the Company's Board of Directors. The Company, through a subsidiary, provides management services to the affiliated medical group through a management services agreement. Dr. Wertheimer has also entered into a succession agreement which permits the Company to appoint the successor shareholder of the affiliated medical group in the event Dr. Wertheimer is no longer employed by the Company.

     For a description of the compensation of officers and directors of the Company, employment agreements between certain officers and the Company and the eligibility of the Company's officers and directors to participate in the Company's employee benefit plans, see "Proposal No. 1 -- Election of
Directors -- Director Compensation" and "Executive Compensation -- Employment Agreements".

                                 PROPOSAL NO. 2

                    AMENDMENT OF THE 1990 STOCK OPTION PLAN

     At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's 1990 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares, to a total of 1,684,000 shares (which includes shares previously issued upon the exercise of options granted under the Option Plan). Management believes that the availability of additional options to purchase Common Stock is necessary to enable the Company to continue to provide its employees with equity ownership as an incentive to contribute to the Company's success. The Board has approved the increase, subject to stockholder approval.

     The Option Plan currently provides for the issuance of 1,284,000 shares of Common Stock upon the exercise of options granted thereunder. As of January 11, 1999, options for 856,564 shares were outstanding at a weighted average exercise price of $4.192 per share and options for 53,316 shares had been exercised. The closing price of the Company's Common Stock reported on The Nasdaq National Market on January 11, 1999, was $4.875 per share.

SUMMARY OF THE 1990 STOCK OPTION PLAN

     Set forth below is a summary of the principal features of the Option Plan. This summary is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request. Additional information concerning options outstanding under the Option Plan is set forth under "Executive Compensation".

  Purpose

     The purpose of the Option Plan is to advance the interests of the Company and its stockholders by giving employees, non-employee directors and consultants a proprietary interest in the success of the Company, thus providing them with an additional incentive to contribute toward the Company's success.

  Administration

     The Option Plan is administered by the Board of Directors of the Company, or by a committee of the Board. The Option Plan is currently being administered by the Compensation Committee, which consists of two non-employee directors. In addition, the Board has authorized the Employee Stock Option Committee, which consists of Messrs. Bader and Zinberg, to grant options to non-officer employees under certain circumstances. The interpretation and construction of any provision of the Option Plan by the Board or the Compensation Committee shall be final and conclusive.

  Eligibility

     The Option Plan provides that options may be granted to employees (including officers and employee directors), non-employee directors and consultants of the Company and its majority-owned subsidiaries. The Committee selects the participants and determines the number of shares to be subject to each option. As of November 30, 1998, the Company had approximately 849 full-time employees, including six executive officers, three non-employee directors and no consultants eligible to participate in the Option Plan.

     The Option Plan does not currently provide for a maximum or minimum number of shares of Common Stock which may be granted under option to any one employee or other eligible participant, although the value of the shares subject to all incentive stock options held by an optionee that become exercisable for the first time during any calendar year cannot exceed $100,000 (determined as of the date of grant).

  Terms of Option

     Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise.

     Exercise of Option. Options granted under the Option Plan are exercisable at such times and under such conditions as may be determined by the Board or the Compensation Committee. In general, Options granted under the Option Plan vest in quarterly installments over two to four years following the date of grant (as determined by the Board or the Compensation Committee). The Option Plan currently provides that, unless otherwise determined at the time of grant, each option granted under the Option Plan is fully exercisable on and after the date of grant, subject to the Company's right to repurchase from the optionee, at the optionee's cost per share, any unvested shares that the optionee purchases and holds in the event of the optionee's termination of service with or without cause. As permitted by the Option Plan, the Board has adopted the practice of granting options under the Option Plan that are exercisable only to the extent vested. An option is exercised through the giving of written notice of exercise to the Company specifying the number of full shares of Common Stock (which may not be less than 50 shares), along with tender of payment to the company of the purchase price. The purchase price of shares purchased upon exercise of an option may be paid by: (i) cash; (ii) check; (iii) and if authorized by the Compensation Committee at the time the option grant, by delivery to the Company of other shares of the Company's Common Stock having a fair market value equal to the exercise price;
(iv) written authorization of the Company to withhold, from the shares that would otherwise be issued upon exercise of the option, that number of whole shares having a fair market value equal to the exercise price; (v) by promissory note; or (vi) by the assignment of the proceeds of sale of some or all of the shares acquired upon exercise of the option.

     Exercise Price. The exercise price of options granted under the Option Plan is determined by the Compensation Committee and must not be less than: (i) the fair market value of the Common Stock on the date the option is granted in the case of incentive stock options; or (ii) 85% of such fair market value in the case of nonstatutory stock options. Where the optionee owns stock representing more than 10% of the total combined voting power of the Company's outstanding capital stock, the exercise price for an incentive stock option must not be less than 110% of such fair market value.

     Termination of Employment. If an optionee's employment or other service with the Company terminates for any reason other than permanent and total disability or death, options under the Option Plan may be exercised not later than 90 days (or such other period of time as is determined by the Compensation Committee) after such termination, but may be exercised only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

     Disability. If an optionee should become permanently and totally disabled while employed by or engaged in other service for the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of disability or termination, options may be exercised at any time within one year following the date of disability, but only to the extent the options were exercisable on the date of termination or disability, whichever occurs first, subject to the condition that no option may be exercised after expiration of its term.

     Death. If an optionee should die while employed by or engaged in other service to the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of death or termination, options may be exercised at any time prior to the expiration of the option term, but only to the extent the options were exercisable on the date of termination or death, whichever occurs first.

     Termination of Options. All options granted under the Option Plan expire on the date specified in the option agreement. Unless otherwise authorized by the Board or its committee, each option shall expire 10 years from the date of grant; in no event, however, shall the term of such options exceed 10 years, or 5 years in the case of an incentive stock option granted to any participant who owns stock possessing more than 10% of the total combined voting power of the Company's outstanding capital stock.

     Nontransferability of Options. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or her, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

  Adjustments Upon Changes in Capitalization

     In the event of any change in the Company's capital structure (whether by reason of any recapitalization, stock dividend, stock split, combination of shares or other similar change in corporate structure), appropriate adjustments shall be made in the class and number of shares subject to each option and the per share exercise price therefor.

     Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, all outstanding options shall terminate.

  Amendment and Termination of the Option Plan

     The Board of Directors may amend the Option Plan at any time or from time to time or may terminate it without the approval of the stockholders; provided, however, that stockholder approval is required for any amendment that increases the maximum number of shares for which options may be granted, changes the standards of eligibility, or materially increases the benefits which may accrue to participants under the Option Plan. However, no such action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan. In any event, the Option Plan shall terminate in December 2000.

  Summary of Federal Income Tax Consequences of the Option Plan

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation.

  Incentive Stock Options

     Options designated as incentive stock options are intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option.

     For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by Section 162(m) of the Code. Section 162(m) imposes a $1 million cap on the amount of compensation paid to each of a corporation's five most highly-compensated officers that the corporation may deduct in any year for federal income tax purposes, subject to the exclusion of certain forms of performance-based compensation.

  Alternative Minimum Tax for Non-Corporate Taxpayers

     The excess of the stock's fair market value over the exercise price of an incentive stock option, which is generally not subject to regular tax at the time of exercise, is treated as an item of income in determining an individual taxpayer's alternative minimum tax liability. In determining alternative minimum tax liability in subsequent years, however, the optionee will be entitled to increase the basis of the stock by the amount of this income adjustment. Furthermore, if there is a disqualifying disposition of the stock in the calendar year of exercise, the alternative minimum taxable income adjustment will be limited to the gain on the sale.

  Nonstatutory Stock Options

     Options not designated as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option.

     Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of ordinary income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code, as discussed above under "Incentive Stock Options".

     The affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting of Stockholders is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year ending September 30, 1999. The selection of the independent auditors is being submitted to the stockholders for ratification at the Annual Meeting. In the event that ratification by the stockholders of the selection of Arthur Andersen LLP as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection. Arthur Andersen LLP has audited the Company's financial statements since 1993.

     The ratification of the selection of Arthur Andersen LLP will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                                 OTHER BUSINESS

     The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: January 25, 1999

                                      PROXY

                           RAYTEL MEDICAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Richard F. Bader and E. Payson Smith, Jr., or either of them, with full power of substitution, as proxies to represent and vote as designated in the proxy any and all of the shares of stock of Raytel Medical Corporation, held or owned by or standing in the name of the undersigned on the Company's books on January 11, 1999 at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California at 10:30 a.m. on February 25, 1999, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

     THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSALS LISTED IN PARAGRAPHS 1, 2 AND 3 ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

     The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

     The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and
(c) Annual Report to Stockholders for the fiscal year ended September 30, 1998.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE                                                SEE REVERSE SIDE

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

    THE UNDERSIGNED HEREBY VOTES ALL THE SHARES OF THE STOCK OF RAYTEL MEDICAL CORPORATION WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AS HEREINAFTER SPECIFIED UPON THE PROPOSALS LISTED BELOW:


    1. Election of one (1) director to Class I of the Board of Directors.
       NOMINEE: Thomas J. Fogarty, MD

                FOR         WITHHELD
                [ ]           [ ]

    2. To approve amendments to the 1990 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares.

       FOR      AGAINST    ABSTAIN
       [ ]        [ ]        [ ]

    3. To approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending September 30, 1999.

       FOR      AGAINST    ABSTAIN
       [ ]        [ ]        [ ]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

    Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this ballot. If shares of stock are held of record by a corporation, this ballot should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this ballot for a deceased stockholder should give their full title.


Signature:            Date:       Signature:                    Date: